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                                                                      EXHIBIT 16

                        [COOPERS & LYBRAND LETTERHEAD]

July 17, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Osmic, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated July 11, 1996. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,

Coopers & Lybrand L.L.P.